Exhibit 99.1
Gina Sheibley
SVP, PR and Corporate Communications, Salesforce
gsheibley@salesforce.com
917.297.8988

John Cummings
SVP, Investor Relations, Salesforce
jcummings@salesforce.com
415.866.6628

Salesforce and Salesforce.org Combine to Drive Greater Philanthropic Impact and
Success for Social Good Organizations

Nonprofit and education reseller to be combined into core Salesforce operations as scale accelerates

Salesforce to create new nonprofit and education vertical

SAN FRANCISCO, April 15, 2019—Salesforce (NYSE: CRM), the global leader in CRM, today announced that Salesforce.org, the independent nonprofit social enterprise, will be integrated into Salesforce. With Salesforce.org, Salesforce will scale its philanthropic efforts and create strategic synergies and operational simplicity that will enable the company to drive even greater success for its nonprofit, education and philanthropy customers.

When Salesforce was founded in 1999, the company pioneered the 1-1-1 model of integrated corporate philanthropy, donating one percent of its equity, product and employee time to communities around the world. To date, Salesforce and Salesforce.org have provided technology for free or at a discount to more than 40,000 nonprofits and education institutions and donated more than $260 million in grants1. Employees of both Salesforce and Salesforce.org have volunteered 3.8 million hours of their time in their communities.

Combining Salesforce and Salesforce.org into a new nonprofit and education vertical reinforces the strength of Salesforce’s philanthropic model. Salesforce will extend this model by continuing to provide free and highly discounted software to nonprofits and education institutions around the world and investing in local communities through employee volunteering, strategic grants and matching employee giving up to $5,000 per employee annually.

Details Regarding the Business Combination
In the process of combining the two organizations, Salesforce.org will convert from a California public benefit corporation into a California business corporation and Salesforce will pay a one-time cash purchase price of $300 million for all shares of Salesforce.org. The $300 million will be distributed to the independent Salesforce.com Foundation, a California nonprofit public benefit corporation and 501(c)(3) organization, for further distribution by the Foundation for future philanthropic purposes. The company will make additional contributions to the Salesforce Foundation.

Salesforce will create a new nonprofit and education vertical led by Salesforce.org CEO Rob Acker. The new vertical will be responsible for the sales, marketing and customer success of the Salesforce Customer Success Platform to the nonprofit and education communities, as well as the development of Salesforce.org’s Nonprofit Cloud, Education Cloud and Philanthropy Cloud vertical applications.

The closing of the combination is subject to approval by the Attorney General of California and other customary closing conditions. Upon the closing of the transaction, Salesforce will terminate its current reseller agreement between Salesforce and Salesforce.org, and Salesforce will incur a one-time non-cash accounting charge in the fiscal quarter in which the transaction closes. Salesforce
1 Grants made through both Salesforce.org and Salesforce.com Foundation.

currently estimates that this non-cash charge will be approximately $200 million, but the final amount will not be determined until the closing of the transaction, and such estimate is subject to change. The one-time non-cash charge will be reflected as an operating expense for both the company’s GAAP and non-GAAP results.

As a result of the combination, Salesforce is updating its guidance for full fiscal year 2020, previously provided on March 4, 2019.

FY20 Revenue: The combination with Salesforce.org is expected to increase the company’s full year fiscal 2020 revenue by approximately $150 million to $200 million, depending on the transaction close date.

FY20 EPS: Guidance updates for GAAP EPS are not currently available for the reasons noted below and the company expects to provide the applicable updates following the close of the transaction. The company now expects FY20 non-GAAP EPS of $2.54 to $2.56. This estimate reflects the anticipated impact of the one-time, non-cash accounting charge referenced above.

FY20 Operating Cash Flow: The company continues to expect full year fiscal 2020 operating cash flow growth of 20 percent to 21 percent year-over-year.

These estimates assume a fiscal second quarter or early fiscal third quarter close date, and actual results could differ materially based on the final transaction close date. The company is not currently able to prepare a forecast for the full year impact of the combination on GAAP EPS, and therefore is not able to provide a reconciliation for such amounts. Salesforce expects to be able to provide this update following the close of the transaction. The impact on GAAP EPS is expected to be more significant than for non-GAAP EPS due to the additional stock-based compensation charges and the impact of other various non-cash items, including income tax adjustments.

The guidance above also assumes no change to the value of the company’s strategic investment portfolio resulting from ASU 2016-01, as it is not possible to forecast future gains and losses.

Management Conference Call
Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) today to discuss the combination with the investment community. A live web broadcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 7897903. A replay will be available at 800-585-8367 or 855-859-2056 until midnight (ET) May 15, 2019.

Non-GAAP Financial Measures
This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). The primary purpose of using non-GAAP financial measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company's results in the same way management does. Non-GAAP EPS estimates exclude the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, future gains and losses on strategic investments, as well as income tax adjustments. A fixed long-term projected non-GAAP tax rate is used, which excludes the direct impact of the above excluded non-cash expense items, eliminates the effects of items such as changes in tax valuation allowance and tax effects of acquisition-related cost, and reflects currently available information, as well as other factors and assumptions. The method used to produce non-GAAP financial measures is not computed according to U.S. generally accepted accounting principles and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements
This communication contains forward-looking information related to the company, Salesforce.org and the business combination that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the proposed business combination, the company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the company, and the anticipated timing of the closing of the proposed combination.

Risks and uncertainties include, among other things, risks related to the ability of the company to close the proposed combination on a timely basis or at all; the satisfaction of the conditions precedent to the closing of the proposed combination; the company’s ability to secure regulatory approvals on the terms expected, in a timely manner or at all; the company’s ability to implement its plans, forecasts and other expectations with respect to Salesforce.org after the closing of the combination and realize expected synergies; the ability to realize the anticipated benefits of the proposed combination, including the possibility that the expected benefits from the proposed combination will not be realized within the expected time period or at all; the negative effects of the announcement of the proposed combination on the market price of the company's common stock or on the company's operating results; transaction costs; unknown liabilities; the risk of litigation or regulatory actions related to the proposed combination; risks associated with the effect of general economic and market conditions; the impact of geopolitical events; the impact of foreign currency exchange rate and interest rate fluctuations on the company’s results; the company’s business strategy and the company’s plan to build its business, including the company’s strategy to be the leading provider of enterprise cloud computing applications and platforms; the pace of change and innovation in enterprise cloud computing services; the competitive nature of the market in which the company participates; the company’s international expansion strategy; the company’s service performance and security, including the resources and costs required to prevent, detect and remediate potential security breaches; the expenses associated with new data centers and third-party infrastructure providers; additional data center capacity; real estate and office facilities space; the company’s operating results and cash flows; new services and product features; the company’s strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; the performance and fair value of the company’s investments in complementary businesses through the company’s strategic investment portfolio; the company’s ability to realize the benefits from strategic partnerships, joint ventures and investments; the company’s ability to successfully integrate acquired businesses and technologies; the company’s ability to continue to grow unearned revenue and remaining performance obligation; the company’s ability to protect its intellectual property rights; the company’s ability to develop its brands; the company’s reliance on third-party hardware, software and platform providers; the company’s dependency on the development and maintenance of the infrastructure of the Internet; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; the valuation of the company’s deferred tax assets and changes to the related valuation allowance; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting the company’s ability to estimate its tax rate; uncertainties affecting the company’s ability to estimate the one-time accounting non-cash charge that will be incurred in connection with the proposed Salesforce.org combination; the impact of future gains or losses from the company’s strategic investment portfolio, including gains or losses from overall market conditions that may affect the publicly traded companies within the company’s strategic investment portfolio; the impact of expensing stock options and other equity awards; the sufficiency of the company’s capital resources; factors related to the company’s outstanding debt, revolving credit facility, term loan and loan associated with 50 Fremont; compliance with the company’s debt covenants and capital lease obligations; current and potential litigation involving the company; and the impact of climate change.

About Salesforce.org
Salesforce.org was founded on the idea that the business of business is improving the state of the world. Founded on the 1-1-1 model, Salesforce.org gives back to the community to invest in education to make sure youth are future ready.

Everyone who wants to change the world should have the tools and technology to do so. Technology is the most powerful equalizer of our time, providing access to data, knowledge, and–above all–connections. Salesforce.org gets technology in the hands of nonprofits, education institutions and philanthropic organizations so they can connect with others and do more good.

About Salesforce
Salesforce, the global CRM leader, empowers companies to connect with their customers in a whole new way. For more information about Salesforce (NYSE: CRM), visit: www.salesforce.com.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase Salesforce applications should make their purchase decisions based upon features that are currently available. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit https://www.salesforce.com, or call 1-800-NO-SOFTWARE.

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